AMENDMENT NO. 2 TO
SCHEDULE I
TO THE AMENDED AND RESTATED DISTRIBUTION AGREEMENT

AS OF JUNE 29, 2017

       This Schedule to the Amended and Restated Distribution Agreement between Delaware Group Global & International Funds and Delaware Distributors, L.P. entered into as of May 15, 2003, amended and restated on January 4, 2010, and further amended and restated on February 25, 2016 (the ?Agreement?) lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement, along with the 12b-1 Plan rates, if applicable, for each class and the date on which the Agreement became effective for each Class.

Series Name
Class Names
Total 12b-l Plan Fee Rate (per annum of the Series? average daily net assets represented by shares of the Class)
Portion designated as Service Fee Rate (per annum of the Series? average daily net assets represented by shares of the Class)
Effective Date
Delaware Asia Select Fund
(formerly, Delaware Macquarie Asia Select Fund)
Class A
..25%

December 1, 2015

Class C
1.00%
..25%
December 1, 2015

Institutional Class
N/A

December 1, 2015

Delaware Emerging
Markets Fund
Class A
0.25%

April 19, 2001

Class C
1.00%
..25%
April 19, 2001

Class R
..50%

May 15, 2003

Class R6
N/A

February 25, 2016

Institutional Class
N/A

April 19, 2001

Delaware International Small Cap Fund (formerly, Delaware Focus Global Growth Fund)
Class A
..25%

December 29, 2008

Class C
1.00%
..25%
December 29, 2008

Class R
..50%

December 29, 2008

Class R6
N/A

June 29, 2017

Institutional Class
N/A

December 29, 2008

Delaware Global Value
Fund
Class A
0.25%

April 19, 2001

Class C
1.00%
..25%
April 19, 2001

Class R
..50%

May 15, 2003

Institutional Class
N/A

April 19, 2001

Delaware International Value Equity Fund
Class A
..25%

April 19, 2001

Class C
1.00%
..25%
April 19, 2001

Class R
..50%

May 15, 2003

Institutional Class
N/A

April 19, 2001

DELAWARE DISTRIBUTORS, L.P.
DELAWARE DISTRIBUTORS, INC., General Partner

By: Brett D. Wright
Name: Brett D. Wright
Title: President

DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS
on behalf of the Series listed on Schedule I

By: Shawn K. Lytle
Name: Shawn K. Lytle
Title: President and Chief Executive Officer
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